UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2012 (April 18, 2012)

CELL THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	001-12465	91-1533912
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Elliott Avenue West, Suite 400 Seattle, Washington		98119
(Address of Principal Executive Offices)		(Zip Code)

(206) 282-7100

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 18, 2012, Cell Therapeutics, Inc. (the “Company”) entered into an asset purchase agreement with S*BIO Pte Ltd. (“S*BIO”), a Singapore private limited company, to acquire all right, title and interest in, and assume certain liabilities relating to, certain intellectual property and other assets related to compounds SB1518 and SB1578 (the “Seller Compounds”), which inhibit Janus kinase 2, commonly referred to as JAK2. The closing of the asset purchase will occur on the second business day after all conditions to closing pursuant to the agreement have been satisfied or waived, and may be terminated prior to closing under certain circumstances, including if closing conditions have not been met within 45 days of the date of the agreement. In consideration of the assets and rights acquired under the agreement, the Company will make an initial upfront payment of USD$15 million in cash and issue shares of preferred stock convertible into common stock of the Company in the amount of USD$15 million to S*BIO at the closing. The shares of preferred stock are being issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and are convertible into common stock of the Company 30 days after the closing. In addition, CTI has made a $2 million deposit creditable towards the purchase price, which such deposit is non-refundable, subject to certain conditions within S*BIO’s control.

As part of the consideration, S*BIO also has a contingent right to certain milestone payments and royalties from the Company in connection with any pharmaceutical product containing or comprising any Seller Compound for use for any specific disease, infection or other condition recognized by U.S. regulatory authorities. Milestone payments will be made to S*BIO up to an aggregate amount of $132.5 million in potential regulatory milestone payments if certain U.S., E.U. and Japanese regulatory approvals are obtained or if certain worldwide net sales thresholds are met. In addition, S*BIO will also be entitled to receive royalty payments at incremental rates in the low, single digits based on certain worldwide net sales thresholds on a product-by-product and country-by-country basis.

At the Company’s election, the Company may pay up to 50% of any milestone payment to S*BIO through the issuance of shares of common stock or shares of preferred stock convertible into common stock of the Company, provided that in no event will the issuances of the Company’s common stock or preferred stock in connection with the asset purchase, in the aggregate, equal or exceed 20% of the Company’s common stock or voting power outstanding as of the date of the agreement, except with the prior approval of the Company’s stockholders.

The agreement contains various representations and warranties, covenants, indemnification obligations and other provisions. Subject to certain exceptions, S*BIO’s indemnification obligations under the agreement will be limited to $6 million plus 50% of any milestone payments earned.

Pursuant to the terms of the agreement, the Company is expected to enter into a registration rights agreement with S*BIO on the date of the closing. Pursuant to the registration rights agreement, the Company agrees to file a registration statement with the Securities and Exchange Commission (the “SEC”) within 30 days after the closing for purposes of registering the resale of all of the shares of common stock of the Company issuable upon conversion of the preferred stock issued to S*BIO pursuant to the agreement. The Company agrees to use its commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days following the closing. The Company also agrees, among other things, to indemnify the selling holders under the registration statement from certain losses and to pay all fees and expenses (excluding legal fees of any selling holder) in connection with the Company’s registration obligations under the registration rights agreement.

The foregoing description of the agreement and the registration rights agreement does not purport to be complete and is qualified in its entirety by reference to the agreement and the form of registration rights agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The representations, warranties and covenants of the Company and S*BIO contained in the agreement were made only for purposes of the agreement and as of specific dates, were solely for the benefit of the parties to the agreement, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the agreement, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or S*BIO or any of their respective assets.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above with respect to the issuance of unregistered shares of preferred stock is incorporated herein by reference. A copy of the form of the designation of preferences, rights and limitations of the preferred stock is furnished as Exhibit 10.3 hereto.

Item 7.01	Regulation FD Disclosure.

On April 19, 2012, the Company issued a press release announcing the acquisition described under Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 hereto. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act, or the Exchange Act whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1†	Asset Purchase Agreement, dated April 18, 2012, between S*BIO Pte Ltd. and Cell Therapeutics, Inc.

10.2†	Form of Registration Rights Agreement, by and between Cell Therapeutics, Inc., S*BIO Pte Ltd. and each Holder Permitted Transferee.

10.3	Form of Designation of Preferences, Rights and Limitations of Preferred Stock.

99.1	Press Release, dated April 19, 2012.

†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CELL THERAPEUTICS, INC.
(Registrant)

	By:	/s/ Louis A. Bianco
Date: April 24, 2012		Louis A. Bianco
Executive Vice President, Finance and Administration